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                                                                   EXHIBIT 10.42

                       [HERMES EUROPE RAILTEL LETTERHEAD]


                                                                Mr. Jean Salmona
                                                  Chairman and Managing Director
                                                                           CESIA
                                                       6 rue General de Larminat
                                                                     75015 Paris
                                                                          FRANCE
                                                         Brussels, 20 June, 1997



Dear Mr. Salmona,

As agreed earlier here follows the confirmation of the Retainer Fee Arrangement between CESIA S.A. and Hermes Europe Railtel B.V. ("HER").

Retainer Period

1 March 1997 until 31 December 1997.

Retainer Fee

Monthly fee of FF 200,000 for March to November 1997. No fee for December 1997.


Taxation. Out-of pocket costs and international telecommunications expenses

With the exception of value-added tax, CESIA shall be responsible for any and all taxes and social charges imposed by any jurisdiction relating to the Retainer Fee paid to CESIA pursuant to this Retainer Fee Arrangement.

Out-of-pocket costs related to travel and business expenses in the course of the performance of Services will be reimbursed subject to the production of justifying documents and approval.

International telecommunications expenses related to Hermes Europe Railtel will be reimbursed on France Telecom detailed bills.

Payment Modalities

The fee and costs shall be payable within 30 days of the date of receipt of CESIA's invoice.

CESIA's bank details are:          Banque Martin Maurel
                                   Account No 00350 43255 T
                                   Key: 24
                                   Bank code: 13369
                                   Desk code: 00001


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[HERMES EUROPE RAILTEL LOGO]


Retained Services

Attached to this letter is a statement of services and budgeted resources for which we retain CESIA.

Reporting on Progress

CESIA will keep adequate records of the services performed and agree to provide periodical reports and make such presentations on progress of its consultants' activities as may be requested from time to time by HER.

Ownership of Information

In consideration of the Retainer Fee CESIA hereby transfers to HER (and its successors assigns or nominees) the future copyright (economic rights) in any works of authorship made or created by CESIA in carrying out the Services. This transfer includes the right for HER to use, modify, adapt and alter the works.

Confidentiality

CESIA and the consultants, Mr. J. Salmona and Mr. L.A. de Fouquieres, individually signed a confidentiality agreement and acknowledge the strategic importance of the services and recognise that HER could incur loss and damage should the confidentiality undertaking be breached.

Limitation of Liability

Neither party shall be liable to the other in respect of any loss of revenue, business, contracts or profits or for any indirect or consequential loss (including claims from the other parties customers) whatsoever, howsoever arising.

In the event that a party breaches this arrangement it shall indemnify the other party against all direct losses, costs, claims, demands and damages arising as a result.

Termination

Either party can terminate the retainer arrangement with one months prior written notice after the initial retainer period. On termination: HER shall pay to CESIA any arrears of charges and expenses due in accordance with this letter; CESIA will return to HER all information provided by, or developed for HER; and CESIA will provide a current status of the services and suggest a best course of action required by HER to achieve the expected results.

Independent Contractor

This Retainer Fee Arrangement and the right to compensation hereunder may not be assigned or transferred by the Consultant. The Consultant shall perform the Services at all times as an independent contractor and shall make no representations to any party to the contrary. The
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[HERMES EUROPE RAILTEL LOGO]

Consultant has no authority to bind HER in any matter whatsoever, or to represent or undertake obligations on behalf of HER. Nothing herein contained is intended nor shall be construed from any purposes as creating the relationship of employer and employee between the Parties or employees of the Parties.

Could you please indicate your approval with the foregoing, by signing this letter and returning one original copy. The terms of this letter shall become legally binding upon our receipt of your signed acknowledgement of the foregoing terms and a signed copy of HER's standard
Confidentiality/non-disclosure letter agreement.


Yours sincerely,


/s/ JAN LOEBER

Jan Loeber
Managing Director



Approved on 1 July, 1997


/s/ JEAN SALMONA

Jean Salmona
Chairman and Managing Director


Attachment
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[HERMES EUROPE RAILTEL LOGO]


     ATTACHMENT TO THE RETAINER FEE ARRANGEMENT LETTER DATED 20 JUNE, 1997
                 FROM HERMES EUROPE RAILTEL B.V. TO CESIA S.A.


                              STATEMENT OF SERVICES



o Provide support for the negotiation of agreements for network infrastructure (rights of way, fibre leases, facilities agreements) for the implementation of the HER business plan in France.

o In support of the HER management team, arrange and conduct meetings with interested parties to encourage support of the HER project in France.

o Research and advise on the regulatory and political debate on telecommunications liberalisation and how it may influence the HER business plan.

o Provide analysis and advice on the capabilities of telecommunications partners in France, including assessment of their business strategy, network infrastructure, political connections, alliances, and make recommendations as to which might make suitable partners for HER and in what way.


Budgeted Resources:
Individual                                   Flat time budget
Jean Salmona                                 5 days
Louis-Aime de Fouquieres                     full time


Approved on 1 July, 1997



/s/ JEAN SALMONA

Jean Salmona
Chairman and Managing Director